News Release	Marshall & Ilsley Corporation 770 North Water Street/Milwaukee, Wisconsin 53202

For release:	Immediately

For further information:	John Presley, senior vice president and chief financial officer, (414) 765-7833 Don Wilson, senior vice president, corporate treasurer, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Milwaukee, Wis. – Jan. 13, 2005 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2004 fourth quarter net income of $0.76 per diluted share, or $173.8 million, as compared to $0.62 per diluted share, or $141.1 million, in the fourth quarter of 2003. Fourth quarter net income per share increased 22.6 percent over the same period in 2003.

Net income for the year ended December 31, 2004, was $2.77 per diluted share, or $627.1 million, as compared to $2.38 per diluted share, or $544.1 million, in 2003. Net income per share for 2004 increased 16.4 percent over 2003.

Earnings for the quarter and year ended December 31, 2004 include the following items:

●	A pre-tax unrealized gain of $34.1 million related to venture capital investments
●	A pre-tax loss of $7.1 million on the sale of two small Metavante business units, and
●	Foundation contributions and other accruals over and above normal levels of $6.8 million pre-tax.

The net effect of these items was an increase of $0.06 per share.  Without these items, earnings per share would have been $0.70 and $2.71 for the quarter and year ended December 31, 2004, respectively.

Return on average assets based on net income for the fourth quarter and full year was 1.75 and 1.69 percent, respectively, as compared to 1.66 and 1.64  percent, respectively, for the same periods in 2003.  Return on equity based on net income was 18.59 percent this quarter, as compared to 16.62 percent for the fourth quarter of 2003.

The Corporation’s provision for loan losses was $12.8 million in the fourth quarter of 2004, versus $9.8 million in the same period last year.  Net charge-offs for the period were $12.8 million, or 0.18 percent of total average loans outstanding this quarter, and $8.3 million a year ago, or 0.13 percent of total average loans.  At December 31, 2004, the allowance for loan losses was 1.21 percent of total loans, compared to 1.39 percent a year earlier.  Nonperforming loans were 0.45 percent of total loans at December 31, 2004, and 0.69 percent at December 31, 2003.

Assets at year-end were $40.4 billion, compared to $34.4 billion at the end of 2003.  Book value per share was $17.24 at December 31, 2004, compared to $15.00 for the same date a year ago.  Total loans were $29.5 billion, compared to $25.2 billion at December 31, 2003.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $40.4 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 196 offices throughout the state. In addition, M&I has 34 locations throughout Arizona; 11 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has six offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

###

This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2003 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.  In addition, adjusted income results for the quarter and year ended December 31, 2004 exclude certain items which management believes should be excluded in order to have a clear understanding of the Corporation’s financial results.  These items, which are included in GAAP net income but which are excluded from the adjusted income results, are described in the reconciliation table at the end of this press release.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. central standard time Thursday, January 13, regarding fourth quarter earnings.  For those interested in listening, please call 1-800-245-1683 and ask for M&I’s quarterly earnings release conference call.  If you are unable to join us at this time, a replay of the call will run through January 20, 5:00 p.m. central standard time by calling 1-800-839-6713 and entering passcode 683-56-62 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on January 13.

M&I Corporation Financial Information (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2004	2003	Change	2004	2003	Change
PER SHARE DATA
Diluted:
Net Income	$0.76	$0.62	22.6%	$2.77	$2.38	16.4%
Basic:
Net Income	0.77	0.63	22.2	2.81	2.41	16.6
Dividend Declared	0.210	0.180	16.7	0.810	0.700	15.7
Book Value	17.24	15.00	14.9	17.24	15.00	14.9
Shares Outstanding (millions):
Average - Diluted	228.5	228.5	0.0	226.6	228.3	-0.7
End of Period	227.3	223.2	1.8	227.3	223.2	1.8

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$296.4	$278.1	6.6%	$1,164.2	$1,089.0	6.9%
Provision for Loan and Lease Losses	12.8	9.8	30.6	38.0	63.0	-39.7

Data Processing Services	268.6	176.5	52.2	891.0	657.8	35.5
Item Processing	10.5	11.8	-11.0	43.1	42.8	0.7
Trust Services	39.2	33.5	17.0	150.9	126.8	19.0
Service Charge on Deposits	24.2	25.7	-5.8	99.8	102.5	-2.6
Mortgage Banking	7.6	6.7	13.4	35.1	70.3	-50.1
Net Investment Securities Gains (Losses)	35.3	5.9	n.m.	35.4	21.6	n.m.
All Other	49.8	45.5	9.5	191.2	194.0	-1.4
Total Non-Interest Revenues	435.2	305.6	42.4	1,446.5	1,215.8	19.0

Salaries and Employee Benefits	240.0	207.4	15.7	887.3	797.5	11.3
Occupancy and Equipment	50.3	45.2	11.3	192.8	179.0	7.7
Intangible Amortization	8.7	6.0	45.0	27.9	23.8	17.2
Other	151.5	111.8	35.5	487.5	451.4	8.0
Total Non-Interest Expenses	450.5	370.4	21.6	1,595.5	1,451.7	9.9

Tax Equivalent Adjustment	8.2	7.9	3.8	32.2	31.7	1.6
Pre-Tax Earnings	260.1	195.6	33.0	945.0	758.4	24.6
Income Taxes	86.3	54.5	58.3	317.9	214.3	48.3

Net Income	$173.8	$141.1	23.2%	$627.1	$544.1	15.3%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.39%	3.64%		3.52%	3.65%
Interest Spread (FTE)	3.04	3.32		3.21	3.33

Efficiency Ratio	61.6	63.9		61.1	63.0
Efficiency Ratio without Metavante	47.0	52.1		48.4	52.4

Return on Assets	1.75	1.66		1.69	1.64
Return on Equity	18.59	16.62		17.89	16.79

Equity / Assets (End of Period)	9.62	9.68		9.62	9.68

M&I Corporation Financial Information (unaudited)

	As of
	December 31,	December 31,	Percent
ASSETS ($millions)	2004	2003	Change
Cash & Due From Banks	$839	$810	3.6%
Trading Securities	18	16	12.5
Short - Term Investments	173	147	17.7
Investment Securities	6,085	5,607	8.5
Loans and Leases:
Commercial Loans & Leases	8,888	7,504	18.4
Commercial Real Estate	9,339	8,224	13.6
Residential Real Estate	4,489	3,133	43.3
Home Equity Loans & Lines	5,149	4,392	17.2
Personal Loans and Leases	1,672	1,932	-13.5
Total Loans and Leases	29,537	25,185	17.3
Reserve for Loan & Leases Losses	(358)	(350)	2.3
Premises and Equipment, net	467	439	6.4
Goodwill and Intangibles	2,126	1,105	92.4
Other Assets	1,550	1,414	9.6
Total Assets	$40,437	$34,373	17.6%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,888	$4,715	3.7%
Bank Issued Interest Bearing Activity	9,924	10,058	-1.3
Bank Issued Time	3,654	3,261	12.1
Total Bank Issued Deposits	18,466	18,034	2.4
Wholesale Deposits	7,989	4,236	88.6
Total Deposits	26,455	22,270	18.8
Short - Term Borrowings	3,530	4,933	-28.4
Long - Term Borrowings	5,027	2,735	83.8
Other Liabilities	1,535	1,106	38.8
Shareholders' Equity	3,890	3,329	16.9
Total Liabilities & Shareholders' Equity	$40,437	$34,373	17.6%

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2004	2003	Change	2004	2003	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$914	$756	20.9%	$835	$752	11.0%
Trading Securities	20	22	-9.1	22	23	-4.3
Short - Term Investments	143	258	-44.6	171	264	-35.2
Investment Securities	6,028	5,390	11.8	5,872	5,212	12.7
Loans and Leases:
Commercial Loans & Leases	8,478	7,223	17.4	8,018	7,295	9.9
Commercial Real Estate	9,185	8,147	12.7	8,756	7,901	10.8
Residential Real Estate	4,251	3,057	39.1	3,695	2,928	26.2
Home Equity Loans and Lines	5,035	4,215	19.5	4,765	4,110	15.9
Personal Loans and Leases	1,679	2,022	-17.0	1,787	2,159	-17.2
Total Loans and Leases	28,628	24,664	16.1	27,021	24,393	10.8
Reserve for Loan & Leases Losses	(363)	(349)	4.0	(360)	(348)	3.4
Premises and Equipment, net	461	439	5.0	448	441	1.6
Goodwill and Intangibles	2,081	1,094	90.2	1,547	1,089	42.1
Other Assets	1,671	1,412	18.3	1,607	1,442	11.4
Total Assets	$39,583	$33,686	17.5%	$37,163	$33,268	11.7%

Memo:
Average Earning Assets	$34,819	$30,334		$33,086	$29,892
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$34,762	$30,273		$33,044	$29,823

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,871	$4,469	9.0%	$4,586	$4,190	9.5%
Bank Issued Interest Bearing Activity	9,943	10,096	-1.5	9,960	10,085	-1.2
Bank Issued Time	3,591	3,292	9.1	3,384	3,400	-0.5
Total Bank Issued Deposits	18,405	17,857	3.1	17,930	17,675	1.4
Wholesale Deposits	6,867	4,626	48.4	6,058	4,311	40.5
Total Deposits	25,272	22,483	12.4	23,988	21,986	9.1
Short - Term Borrowings	2,461	2,649	-7.1	2,908	3,139	-7.4
Long - Term Borrowings	6,454	4,019	60.6	5,330	3,799	40.3
Other Liabilities	1,677	1,166	43.8	1,432	1,103	29.8
Shareholders' Equity	3,719	3,369	10.4	3,505	3,241	8.1
Total Liabilities & Shareholders' Equity	$39,583	$33,686	17.5%	$37,163	$33,268	11.7%

Memo:
Average Interest Bearing Liabilities	$29,316	$24,682		$27,640	$24,734

M&I Corporation Financial Informtion (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2004	2003	Change	2004	2003	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$12.8	$8.3	54.2%	$29.5	$51.8	-43.1%
Net Charge-Offs / Average Loans & Leases	0.18%	0.13%		0.11%	0.21%
Loan and Lease Loss Reserve ($millions)	$358.1	$349.6	2.4%	$358.1	$349.6	2.4%
Loan and Lease Loss Reserve / Period- End Loans & Leases	1.21%	1.39%		1.21%	1.39%
Non-Performing Loans & Leases (NPL) ($millions)	$132.4	$172.8	-23.4%	$132.4	$172.8	-23.4%
NPL's / Period-End Loans & Leases	0.45%	0.69%		0.45%	0.69%
Loan and Lease Loss Reserve / Non- Performing Loans & Leases	271%	202%		271%	202%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.19%	4.60%		4.83%	4.63%
Commercial Real Estate	5.55	5.42		5.41	5.65
Residential Real Estate	5.42	5.56		5.47	5.92
Home Equity Loans and Lines	5.43	5.42		5.29	5.66
Personal Loans and Leases	5.28	4.92		5.12	5.37
Total Loans and Leases	5.39	5.16		5.21	5.36
Investment Securities	4.94	4.94		4.95	4.90
Short - Term Investments	2.07	0.95		1.39	0.98
Interest Income (FTE) / Avg. Interest Earning Assets	5.30%	5.08%		5.14%	5.24%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	1.06%	0.63%		0.78%	0.75%
Bank Issued Time	2.55	2.39		2.45	2.51
Total Bank Issued Deposits	1.46	1.06		1.20	1.19
Wholesale Deposits	2.26	1.46		1.91	1.57
Total Interest Bearing Deposits	1.73	1.16		1.42	1.28
Short - Term Borrowings	2.72	2.76		2.11	2.58
Long - Term Borrowings	3.75	3.77		3.69	4.30
Interest Expense / Avg. Interest Bearing Liabilities	2.26%	1.76%		1.93%	1.91%
Net Interest Margin(FTE) / Avg. Earning Assets	3.39%	3.64%		3.52%	3.65%
Interest Spread (FTE)	3.04%	3.32%		3.21%	3.33%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Net Income to Income as Adjusted	Three Months Ended	Diluted		Twelve Months Ended	Diluted
	December 31,	EPS		December 31,	EPS
	2004	Impact		2004	Impact
Net Income	$173.8	$0.76		$627.1	$2.77
Adjustments (Net of Tax)
Unrealized Gain Venture Capital Investments	22.2	0.10		22.2	0.10
Metavante Disposition of two Subsidiaries	(4.2)	(0.02)		(4.2)	(0.02)
Foundation Contributions and Other	(4.5)	(0.02)		(4.5)	(0.02)
Total Adjustments	13.5	0.06		13.5	0.06

Income as Adjusted	$160.3	$0.70		$613.6	$2.71